UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

☐           Fee paid previously with preliminary materials.
o           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

VANGUARD NATURAL RESOURCES, LLC

5847 San Felipe, Suite 3000

Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF UNITHOLDERS

TO BE HELD ON May 11, 2010

Dear Unitholder:

You are cordially invited to attend the 2010 Annual Meeting of Unitholders (the “Annual Meeting”) of Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), which will be held on May 11, 2010 at 10:30 a.m. Central time at Royal Oaks Country Club, 2910 Royal Oaks Country Club Drive, Houston, Texas 77082. The annual meeting will be held for the following purposes:

1.      To elect six directors to Vanguard’s Board of Directors to serve until the 2011 Annual Meeting of Unitholders;

2.      To ratify the appointment of BDO Seidman, LLP as independent auditor of Vanguard for the fiscal year ending December 31, 2010; and

3.      To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.

Only Unitholders of record at the close of business on March 12, 2010 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our Unitholders will be available for examination at the Annual Meeting and at Vanguard’s Houston office at least ten days prior to the Annual Meeting.

Beginning on or about March 26, 2010, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the Proxy Statement and vote online and made our proxy materials available to our Unitholders over the internet. The notice also provides instruction on how to request a paper copy of these documents if you desire.

By Order of the Board of Directors,

/s/ Richard A. Robert
Richard A. Robert
Executive Vice President, Chief Financial
Officer and Secretary
Houston, Texas

March 26, 2010

Your vote is important. Whether or not you plan to attend the meeting, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the attached Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Alternatively, if you received printed proxy materials, you may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the meeting and so desire, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON May 11, 2010. The notice of Annual Meeting and Proxy Statement and 2009 Annual Report to Unitholders are available on the internet at www.proxyvote.com.

VANGUARD NATURAL RESOURCES, LLC

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Vanguard Natural Resources, LLC for use at our Annual Meeting of Unitholders.

2010 ANNUAL MEETING DATE AND LOCATION

The Annual Meeting will be held at Royal Oaks Country Club, 2910 Royal Oaks Country Club Drive, Houston, Texas 77082, on Tuesday, May 11, 2010 at 10:30 a.m. Central time, or at such other time and place to which the meeting may be adjourned. References in this Proxy Statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the meeting, to the extent applicable.

DELIVERY OF PROXY MATERIALS

On or about March 26, 2010, we mailed a Notice of Internet Availability of Proxy Materials to our Unitholders containing instructions on how to access the proxy materials and vote online. We made these proxy materials available to you over the internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the internet at  www.proxyvote.com  the following materials relating to our meeting: the Notice of Annual Meeting and Proxy Statement and our 2009 Annual Report to Unitholders. Any Unitholder may also request a printed copy of these materials by any of the following methods:

•	internet at www.proxyvote.com,

•	e-mail at sendmaterial@proxyvote.com, or

•	telephone at 1-800-579-1639

Pursuant to the SEC’s rules, our 2009 Annual Report to Unitholders, which includes our audited consolidated financial statements, is not considered a part of, or incorporated by reference in, the proxy solicitation materials.

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Holders of record of our units (including common units and Class B units) who owned units as of the close of business on March 12, 2010 may vote at the meeting. Each unit has one vote. There were 18,836,173 units outstanding on that date.

When were the enclosed solicitation materials first given to Unitholders?

The enclosed 2009 Annual Report, together with the Notice of Annual Meeting and Proxy Statement, were first made available on the internet at www.proxyvote.com on March 26, 2010.

What is a quorum of Unitholders?

A quorum is the presence at the Annual Meeting in person or by proxy of Unitholders entitled to cast a majority of all the votes entitled to be cast. Since there were 18,836,173 units outstanding on March 12, 2010, the presence of holders of 9,418,087 units is a quorum. We must have a quorum to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of Unitholders is present at the meeting, we need:

•	a plurality of all the votes cast to elect each director nominee; and

•	a majority of all the votes cast to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. For all matters, abstentions and broker non-votes will not have any effect on the result of the vote.

How do I vote?

Unitholders of Record:  Unitholders of record may vote their units or submit a proxy to have their units voted by one of the following methods:

•
By Internet.  You may submit a proxy electronically on the internet by following the instructions provided in the Notice of Availability of Proxy Materials. Please have the Notice of Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on May 10, 2010.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

•
By Telephone.  If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Central time on May 10, 2010.

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

Street Name Unitholders:  Street name Unitholders may generally vote their units or submit a proxy to have their units voted by one of the following methods:

•	By Mail. If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•
By Methods Listed on Proxy Card.  Please refer to your proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or electronically on the internet, following the instructions on the proxy card or other information provided by the record holder.

•
In Person with a Proxy from the Record Holder.  You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

If my units are held in “street name” by my broker, will my broker vote my units for me?

If your units are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the internet. Brokerage firms have the authority under rules to vote their clients’ unvoted units on certain routine matters. The matters covered by each proposal are considered routine matters under the rules of the New York Stock Exchange. Therefore, if you do not vote on either proposal, your brokerage firm may choose to vote for you or leave your units unvoted. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

How will my proxy vote my units?

If you properly submit your proxy and voting instructions by mail, telephone or internet, as applicable, your units will be voted as you direct. If you submit your proxy by mail, telephone or internet, as applicable, but do not specify how you want your units voted, they will be voted “FOR” the election of each director nominee and “FOR” the ratification of the appointment of our independent registered public accounting firm. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

Can I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy and decide to attend the Annual Meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Can I vote by proxy or change my vote?

Yes. If you are a Unitholder of record, you can revoke your proxy or change your vote at any time before your proxy is exercised by:

•
submitting written notice to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 no later than May 10, 2010 that you are revoking your proxy or changing your vote;

•	submitting another proxy with new voting instructions by telephone or the internet voting system; or

•	attending the meeting and voting your units in person.

If you are a street name Unitholder and you vote by proxy, you may change your vote by submitting new voting instructions to you bank, broker or nominee in accordance with that entity’s procedures.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Vanguard Natural Resources, LLC on behalf of the Board of Directors, through its directors, officers and employees, is soliciting proxies primarily by Notice of Internet Availability of Proxy Materials. However, proxies may also be solicited in person, by mail, by telephone or facsimile. We pay the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1: Election of Directors

The Board of Directors consists of six directors who are elected by the Unitholders. Each of the six current directors has been nominated by the Board of Directors for election as a director at the 2010 Annual Meeting to serve until the 2011 Annual Meeting of Unitholders and until their respective successors are elected and qualified. Each of the nominated directors agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the Board of Directors. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The Board of Directors recommends a vote “FOR” each director nominee.

Proposal No. 2: Ratification of BDO Seidman, LLP as Independent Registered Public Accounting Firm for 2010

This proposal is to ratify our appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010. See Proposal No. 2 on page 36. The Board of Directors recommends a vote “FOR” this proposal.

Other Business Matters

The Board of Directors is not aware of any other business for the annual meeting. However:

•	if any of the persons nominated to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee,

•	if any Unitholders’ proposal is properly presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then Unitholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your units using his or her discretion.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors are elected each year at the Annual Meeting of Unitholders. All six of our current directors have been nominated to stand for re-election at the Annual Meeting. We encourage our director nominees to attend our annual meetings to provide an opportunity for Unitholders to communicate directly with directors about issues affecting our company. We anticipate that all director nominees will attend the Annual Meeting.

At the Annual Meeting, our Unitholders will consider and act upon a proposal to elect six directors to our Board of Directors to serve until the 2011 Annual Meeting of Unitholders.

Each director nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors as a whole the competence and experience to effectively and efficiently manage and direct the Company.  Information concerning the six director nominees is set forth below.

Director Nominees

Name	Age	Position with Our Company	Director Since
Scott W. Smith	52	President, Chief Executive Officer and Director	2008
W. Richard Anderson	56	Independent Director and Chairman	2007
Loren Singletary	62	Independent Director	2008
Bruce W. McCullough	61	Independent Director	2008
John R. McGoldrick	52	Independent Director	2008
Lasse Wagene	38	Director	2007

Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE:NGT). He has over 25 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE:WZR) until its sale to Forest Oil Corporation (NYSE:FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Trust (NYSE:BRU), which was subsequently sold to Dominion Resources, Inc.  We believe that Mr. Smith’s extensive energy industry background, particularly the three years he has spent serving as part of our executive management team, brings important experience and skill to the board.

W. Richard Anderson is the Chairman of our Board of Directors and is currently the Chief Financial Officer of Eurasia Drilling Company, Ltd GDR (LSE: EDCL), a provider of exploratory and development drilling and oil and gas field services to companies operating within the Russian Federation, Kazakhstan, and Caspian Sea region.  Mr. Anderson has served in this capacity since June 2008.  Between June 2007 and June 2008, Mr. Anderson served as an independent consultant to Prime Natural Resources, a closely-held exploration and production company.  Mr. Anderson was previously the President, Chief Financial Officer and a director of Prime Natural Resources from January 1999 to June 2007. Prior to his employment at Prime Natural Resources, he was employed by Hein & Associates LLP, a certified public accounting firm, where he served as a partner from 1989 to January 1995 and as a managing partner from January 1995 until October 1998. Mr. Anderson has also served on the board of directors of Transocean, Ltd. (NYSE: RIG) since November 2007 and the board of directors of Boots & Coots, Inc. (AMEX: WEL) since August 1999.  Within the last five years, Mr. Anderson also served on the Board of Directors of Calibre Energy, Inc. from August 2005 to March 2007. We believe that Mr. Anderson’s extensive energy industry and financial background and his experience serving as the chief financial officer of a public company bring important experience and skill to the board.

Loren Singletary is a member of our Board of Directors and is currently Vice President of Global Accounts for National Oilwell Varco (NYSE:NOV), an oilfield service company. Mr. Singletary has served in this capacity since 2003 and has also served as National Oilwell Varco’s Vice President of Investor Relations since January 2009.  Prior to his current position, from 1998 to 2003, Mr. Singletary was the co-owner and President of LSI Interests, Ltd., an oilfield service company that was acquired by National Oilwell in 2003. In addition to his vast experience in the oilfield service sector, Mr. Singletary has also been involved in the upstream E&P sector, both onshore and offshore, as a private investor for the past 20 years.  We believe that Mr. Singletary’s extensive energy industry background and his experience serving as an executive officer of a public company bring important experience and skill to the board.

Bruce W. McCullough is a member of our Board of Directors and since 1986 has served as President and Chief Executive Officer of Huntington Energy Corp., an independent exploration and production company that has been involved in exploration and production activities in the Appalachian basin, East Texas, Mid-Continent and the Gulf Coast. Prior to forming Huntington in 1986, Mr. McCullough held senior management positions with Pool Offshore, a Houston-based oil field service company.  We believe that Mr. McCullough’s extensive energy industry background and his experience serving as the chief executive officer of an exploration and production company bring important experience and skill to the board.

John R. McGoldrick is a member of our Board of Directors and since June 2006 has served as a director and Executive Chairman of Caza Oil & Gas, Inc. (LON: CAZA) (TSX: CAZ) a public company listed on the AIM and Toronto stock exchange. Prior to his current position, he was President of Falcon Bay Energy LLC, an independent oil and gas company with operations in Texas and South Louisiana from February 2004 to August 2006.  From June 1984 to October 2002, Mr. McGoldrick was employed by Enterprise Oil plc in a number of senior management positions, including President of Enterprise Oil Gulf of Mexico Inc. from August 2000 to October 2002.  We believe that Mr. McGoldrick’s extensive energy industry background and his experience serving as the executive chairman of a public company bring important experience and skill to the board.

Lasse Wagene has served as a member of our Board of Directors since our inception in 2007. Since 2009, he has served as the Managing Director and owner of Arcturus Holdings, LLC, a private investment company in oil & gas. Between 2004 and 2008, Mr. Wagene served as financial advisor to our predecessor Nami Holding Company, LLC and Vinland Energy, LLC, and its subsidiaries and affiliates. From 2000 to 2004 he was a partner and led the Oil Services Investment Banking Group at Carnegie ASA. Prior to Carnegie, he was Vice President of Energy Finance at Den Norske Bank in New York and Houston from 1998 to 2000. We believe that Mr. Wagene’s extensive energy industry, financial background and investment experience in the oil and gas industry bring important experience and skill set to the board.

Required Vote; Recommendation of the Board of Directors

Directors are elected by a plurality of the votes cast, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ DIRECTOR NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES.

Determination of Independence

A majority of our directors are required to be independent in accordance with New York Stock Exchange (“NYSE”) listing standards. For a director to be considered independent, the Board of Directors must affirmatively determine that such director has no material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue from both the standpoint of the director and from that of persons and organizations with whom or with which the director has an affiliation. The Board of Directors has adopted standards to assist it in determining if a director is independent. A director shall be deemed to have a material relationship with us and shall not be deemed to be an independent director if:

•	the director has been an employee, or an immediate family member of the director has been an executive officer, of us at any time during the past three years;

•
the director has received, or an immediate family member of the director has received, more than $120,000 in any twelve month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;

•
the director has been affiliated with or employed by, or an immediate family member of the director has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us at any time during the past three years;

•
the director has been employed, or an immediate family member of the director has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or

•
the director has been an executive officer or an employee, or an immediate family member of the director has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues, at any time during the past three years.

The Board of Directors has determined that each of Messrs. Anderson, Singletary, McCullough and McGoldrick is independent under the NYSE listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent directors in accordance with NYSE listing standards, SEC requirements and other applicable laws, rules and regulations. There are no transactions, relationships or other arrangements between us and our independent directors that need to be considered under the NYSE listing standards in determining that such directors are independent.

Corporate Governance

During 2009, our Board of Directors held 4 regular and 2 special meetings. The standing committees of our Board of Directors held an aggregate of 14 meetings during this period. Each director attended at least 83% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

As required by the NYSE corporate governance listing standards, Scott W. Smith, our President and Chief Executive Officer, will timely provide the annual certification to the NYSE that as of the date of the certification, he is not aware of any violation by Vanguard Natural Resources, LLC of the exchange’s corporate governance standards.  Our Chief Executive Officer and Chief Financial Officer have each signed and filed the certifications under Section 302 of the Sarbanes-Oxley Act of 2002 with our Annual Report on Form 10-K, which was filed with the SEC on March 5, 2010.

We maintain on our website, www.vnrllc.com, copies of the charters of each of the committees of the Board of Directors, as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Insider Trading Policy and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our directors, officers and employees, including the chief executive officer, chief financial officer and principal accounting officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.

Board Leadership Structure and Role in Risk Oversight

The Board has no policy with respect to the separation of the offices of Chairman and CEO; Mr. Anderson, one of our independent directors, currently serves as Chairman of the Board.  The Corporate Governance Guidelines adopted by our Board of Directors provide that the independent directors will meet in executive session after each regular meeting of the Board of Directors, or more frequently if necessary.  As Chairman, Mr. Anderson serves as lead independent director and chairs any non-management executive sessions of the Board.

The management of enterprise level risk (ELR) may be defined as the process of identification, management and monitoring of events that present opportunities and risks with respect to creation of value for our unitholders.  The board has delegated to management the primary responsibility for ELR management, while the board has retained responsibility for oversight of management in that regard.  Management will offer an enterprise-level risk assessment to the Board at least once every year.

Committees of the Board of Directors

Audit Committee.  As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversee, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the Unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial accounting, legal compliance and ethics that management and our Board of Directors established. In doing so, it will be the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our company.

The Board of Directors has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC. Mr. Anderson is Chairman, and Messrs. Singletary and McCullough are members. During 2009, the audit committee held 5 meetings.

The report of our audit committee appears under the heading “Report of the Audit Committee” on page 12.

Compensation Committee. As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the Board of Directors with respect to, the compensation and benefits of our Board of Directors and executive officers and administers our Long Term Incentive Plan or “LTIP”.

Mr. McGoldrick is Chairman, and Messrs. Singletary and McCullough are members. During 2009, the compensation committee held 6 meetings.

The report of our compensation committee appears under the heading “Report of the Compensation Committee” on page 25.

Conflicts Committee.  Our Board of Directors has established a conflicts committee to review specific matters that the Board of Directors believes may involve conflicts of interest, including transactions with related persons such as Vinland Energy Eastern, LLC or its subsidiaries or affiliates (together, “Vinland”) or with our directors and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to our company. Our limited liability company agreement provides that members of the conflicts committee may not be officers or employees of our company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our company and approved by all of our Unitholders. However, the Board of Directors is not required by the terms of our limited liability company agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the Board of Directors determines that (i) the terms of the related person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the Board of Directors in this manner will be deemed approved by all of our Unitholders.

Mr. Singletary is Chairman, and Messrs. McGoldrick and Anderson are members. During 2009, the conflicts committee held 1 meeting.

Nominating and Corporate Governance Committee.  As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our Board of Directors. The nominating and governance committee is also responsible for monitoring a process to review director, board and committee effectiveness, developing and implementing our corporate governance guidelines, committee members and committee chairpersons and otherwise taking a leadership role in shaping the corporate governance of our company.

Mr. McCullough is Chairman, and Messrs. McGoldrick and Anderson are members. During 2009, the nominating and corporate governance committee held 2 meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2009 all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner, except that (i) Messrs. Smith and Robert filed a late Form 4 regarding the issuance of their phantom units on January 1, 2009 and (ii) Nami Capital Partners, LLC filed a late Form 4 regarding the common units redeemed by us using a portion of the proceeds from our December 2009 equity offering.

Nominations for Director

The Board of Directors seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the Company. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board of Directors, and recommends to the full Board of Directors the slate of director candidates to be nominated for election at the next Annual Meeting of Unitholders. The Board of Directors has adopted a policy whereby the nominating and corporate governance committee shall consider the recommendations of Unitholders with respect to candidates for election to the Board of Directors and the process and criteria for such candidates shall be the same as those currently used by us for director candidates recommended by the Board of Directors or management.

A Unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for director for the 2011 Annual Meeting of Unitholders should submit the recommendation in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057 so it is received on or before December 26, 2010 but not earlier than November 26, 2010.

Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.vnrllc.com, include the following criteria that are to be considered by the nominating and corporate governance committee and Board of Directors in considering candidates for nomination to the Board of Directors:

•	has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our Unitholders;

•	is well regarded in the community, with a long-term, good reputation for highest ethical standards;

•	has good common sense and judgment;

•	has a positive record of accomplishment in present and prior positions;

•
contributes to the diversity of background, experience and competencies represented on the Board of Directors in a way that is likely to enhance the Board of Director’s ability to manage and direct the Company;

•	has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	has the time, energy, interest and willingness to become involved with us and our future.

Unitholder Communications

The Board of Directors has adopted a policy whereby any communications from our Unitholders to the Board of Directors shall be directed to our Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the Board of Directors, and (ii) keep a record of all Unitholder communications that the Secretary deems not to be significant and report such communications to the Board of Directors on a periodic basis, but not less frequently than quarterly.

Any Unitholder who wishes to communicate to the Board of Directors may submit such communication in writing to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057.

Compensation of Directors

Each independent member of our Board of Directors received restricted common units upon becoming a director. The amount of cash compensation paid to the independent members of our Board of Directors is $10,000 per quarter and an additional $2,500 per quarter for the chairman of the audit committee. For 2009, the independent members of our Board of Directors also received an equity grant of 5,000 common units. Beginning in 2010, each independent member of our Board of Directors will receive an annual equity grant of an amount of common units per year valued at $85,000 at the time of such grant for his service as a member of our Board of Directors.  In addition, each member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

Beginning in 2010, Mr. Wagene will receive an amount of cash compensation equal to $7,500 per quarter and an annual equity grant of an amount of common units per year valued at $63,750 at the time of such grant for his service as a member of our Board of Directors.

Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement. The Company also carries directors and officers liability coverage designed to insure the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties. Additionally, in August 2008 we entered into an indemnification agreement with each of our current Board members, a form of which is included as Exhibit 10.32 of our Quarterly Report on Form 10-Q for the three months ended June 30, 2008. Additional information on director compensation is presented in “Director Compensation” beginning on page 32.  Prior to our initial public offering in October 2007, there were no compensation arrangements in effect for service as a director of our company.

Compensation Committee Interlocks and Insider Participation

Messrs. McGoldrick, Singletary and McCullough currently serve as members of the compensation committee and each are “independent” directors as defined by the NYSE listing standards. No member of the compensation committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC other than service on our Board of Directors. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee.

Related Person Transactions

We have adopted an ethics policy which requires that related party transactions be reviewed to ensure that they are fair and reasonable to us. This requirement is also contained in our limited liability company agreement. Whenever a conflict arises between Vinland or Majeed S. Nami, the sole owner of Vinland (“Nami”), on the one hand, and us or any other Unitholder, on the other hand, our Board of Directors will resolve that conflict. We anticipate that our Board of Directors will submit for review and approval by our conflicts committee any material agreement that we enter into with Nami.

On April 18, 2007 but effective January 5, 2007, we entered into several agreements with Vinland, including a management services agreement, a participation agreement, gathering and compression agreements, operating agreements and well services agreements, pursuant to which Vinland would operate all of our existing Appalachian wells and coordinate our development drilling program in Appalachia and provide management services to us. The terms of each of these agreements were negotiated between us and Vinland. Because these agreements were negotiated prior to the adoption of the ethics policy discussed above, they were not approved by our conflicts committee as contemplated by that policy. Because of our related party affiliation with Vinland, these agreements, and future agreements with Vinland, may not contain the most competitive terms available to us. In addition, by purchasing common units, Unitholders become bound by the provisions of our limited liability company agreement, including the related party agreements provided for therein, and a Unitholder will be deemed to have consented to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable law.

Pursuant to amended agreements effective March 1, 2009, we reimburse Vinland $95 per well per month (in addition to normal third party operating costs) for operating our current natural gas and oil properties in Appalachia under the management services agreement, which costs are reflected in our lease operating expenses. Also, pursuant to the amended agreements, Vinland receives a fee based upon the actual costs incurred by Vinland to provide gathering and transportation services plus a $0.05 per Mcf margin. Effective February 1, 2010, the amended agreements terminated and the terms of the original agreements were again in effect.  As such, effective February 1, 2010, Vinland is reimbursed $60 per well per month for operating our current natural gas and oil properties in Appalachia and Vinland receives a $0.25 per Mcf transportation fee for producing wells in Appalachia as of January 5, 2007 and $0.55 per Mcf transportation fee for any new wells drilled in Appalachia after January 5, 2007. This transportation fee only encompasses transporting the natural gas to third party pipelines at which point additional transportation fees to natural gas markets would apply. These transportation fees are reflected in our lease operating expenses. For the years ended December 31, 2009, 2008 and 2007, costs incurred under the management services agreement were $1.6 million, $0.6 million and $0.5 million, respectively and costs incurred under the gathering and compression agreements were $1.2 million, $1.0 million and $1.2 million, respectively. A payable of $1.4 million and $2.6 million, respectively, is reflected on our December 31, 2009 and 2008 consolidated balance sheets in connection with these agreements and direct expenses incurred by Vinland related to the drilling of new wells and operations of all of our existing wells in Appalachia.

Indemnity Agreement

In connection with the separation of our operating company and Vinland (the “Restructuring Plan”), we entered into an indemnity agreement with Nami Resources, LLC and Vinland wherein Nami Resources, LLC and Vinland agreed to indemnify one of our subsidiaries, Trust Energy Company, LLC, for all liabilities, judgments and damages that may arise in connection with certain litigation that Nami Resources, LLC is a party to,  Asher Land and Mineral, Ltd. V. Nami Resources Company, LLC , Bell Circuit Court, Civil Action No. 06-CI-00566. On September 11, 2007, the indemnity agreement was amended to add us and Vanguard Natural Gas, LLC as parties to the agreement. In addition, Nami Resources, LLC and Vinland agreed to provide for the defense of any such claims against us. The indemnities agreed to by Nami Resources, LLC and Vinland in this agreement will remain in place until the resolution of the Asher litigation.  We own a contract right from Vinland through a revenue payment agreement to receive approximately 99% of the net proceeds, after deducting royalties paid to other parties, severance taxes, third-party transportation costs, costs incurred in the operation of wells and overhead costs, from the sale of production from certain producing oil and gas wells located within the Asher lease.

Omnibus Agreement

Upon the closing of our initial public offering, we entered into an omnibus agreement with Nami. Under the omnibus agreement, Nami agreed to indemnify us after the closing of the initial public offering against certain liabilities. The terms on some of the indemnification obligations have expired. The indemnification obligations still outstanding are related to:

•
until 60 days after the applicable statute of limitations, any of our income tax liabilities, or any income tax liability attributable to the operation of our properties or those of any of our subsidiaries, including taxes resulting from the consummation of our formation or the Restructuring Plan, in each case relating to periods prior to and including the closing of our private equity offering in April 2007;

•
until April 18, 2010, our failure to have good and defeasible title to our assets as required to operate our assets in the manner operated at the time of our initial public offering, provided that (i) the aggregate amount payable to us pursuant to this bullet point does not exceed $10,000,000 for claims relating to this bullet point and (ii) amounts are only payable to us pursuant to this bullet point after liabilities relating to this bullet point have exceeded $250,000; and

•
until April 18, 2010, environmental liabilities relating to periods prior to the closing of our private equity offering in April 2007, including (i) any violation or correction of violation of environmental laws associated with our assets, where a correction of violation would include assessment, investigation, monitoring, remediation, or other similar action and (ii) any event, omission or condition associated with the ownership of our assets (including presence of hazardous materials), including (A) the cost and expense of any assessment, investigation, monitoring, remediation or other similar action and (B) the cost and expense of any environmental or toxic tort litigation, provided that (i) the aggregate amount payable to us pursuant to this bullet point does not exceed $1,500,000 and (ii) amounts are only payable to us pursuant to this bullet point after liabilities relating to this bullet point have exceeded $250,000.

Report of the Audit Committee

The role of the audit committee of the Board of Directors is to assist the Board of Directors in its oversight of Vanguard’s responsibility relating to: (i) the integrity of Vanguard’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Vanguard’s internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was created by Vanguard’s Board of Directors in October 2007 and amended and restated in January 2009, a copy of which is available on Vanguard’s website at www.vnrllc.com. Vanguard’s management is responsible for the preparation, presentation and integrity of Vanguard’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Vanguard’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, Independence Discussions with Audit Committees, as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Vanguard is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the Board of Directors that the audited financial statements be included in Vanguard’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

W. Richard Anderson, Chairman

Loren Singletary

Bruce W. McCullough

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

EXECUTIVE OFFICERS

Certain information concerning Vanguard Natural Resources, LLC’s executive officers as of the date of this Proxy Statement is set forth below.

Name	Age	Position with Our Company
Scott W. Smith	52	President, Chief Executive Officer and Director
Richard A. Robert	44	Executive Vice President, Chief Financial Officer and Secretary
Britt Pence	49	Vice President of Engineering

Scott W. Smith is our President, Chief Executive Officer and Director and has served as President and Chief Executive Officer since October 2006 and as Director since March 2008. Prior to joining us, from July 2004 to October 2006, Mr. Smith served as the President of Ensource Energy Company, LLC during its tender offer for the units of the Eastern American Natural Gas Trust (NYSE: NGT). He has over 25 years of experience in the energy industry, primarily in business development, marketing, and acquisition and divestiture of producing assets and exploration/exploitation projects in the energy sector. Mr. Smith’s experience includes evaluating, structuring, negotiating and managing business and investment opportunities, including energy investments similar to our targeted investments totaling approximately $400 million as both board member and principal investor in Wiser Investment Company LLC, the largest shareholder in The Wiser Oil Company (NYSE: WZR) until its sale to Forest Oil Corporation (NYSE: FST) in June of 2004. From June 2000 to June 2004, Mr. Smith served on the Board of Directors of The Wiser Oil Company. Mr. Smith was also a member of the executive committee of The Wiser Oil Company during this period. From January of 1998 to June of 1999, Mr. Smith was the co-manager of San Juan Partners, LLC, which established control of Burlington Resources Coal Seam Gas Trust (NYSE: BRU), which was subsequently sold to Dominion Resources, Inc.

Richard A. Robert is our Executive Vice President, Chief Financial Officer and Secretary and has served in such capacities since January of 2007. Prior to joining us, Mr. Robert was involved in a number of entrepreneurial ventures and provided financial and strategic planning services to a variety of energy-related companies since 2003. He was Vice President of Finance for Enbridge US, Inc., a subsidiary of Enbridge Inc. (NYSE: ENB) a natural gas and oil pipeline company, after its acquisition of Midcoast Energy Resources, Inc. in 2001 where Mr. Robert was Chief Financial Officer and Treasurer. He held these positions from 1996 through 2002 and was responsible for acquisition and divestiture analysis, capital formation, taxation and strategic planning, accounting and risk management, and investor relations. Mr. Robert is a certified public accountant.

Britt Pence is our Vice President of Engineering and has served in such capacity since May of 2007. Prior to joining us, since 1997, Mr. Pence was an Area Manager with Anadarko Petroleum Corporation (NYSE: APC) supervising evaluation and exploitation projects in coalbed methane fields in Wyoming and conventional fields in East Texas and the Gulf of Mexico. Prior to joining Anadarko, Mr. Pence served as a reservoir engineer with Greenhill Petroleum Company from 1991 – 1997 with responsibility for properties in the Permian Basin, South Louisiana and the Gulf of Mexico. From 1983 – 1991, Mr. Pence served as reservoir engineer with Mobil with responsibility for properties in the Permian Basin.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about our compensation objectives and policies for our executive officers, including the named executive officers.  The named executive officers for the 2009 year, and the individuals included in our Summary Compensation Table below, are:

•	Scott Smith, our President and Chief Executive Officer;

•	Richard Robert, our Executive Vice President, Chief Financial Officer and Secretary; and

•	Britt Pence, our Vice President of Engineering.

Summary

Historically, we have not utilized a formalized program for determining executive compensation.  Instead, from our inception through the year ended December 31, 2009, each of our named executive officers received most of their compensation according to the provisions within their individual employment agreements that were negotiated in connection with the beginning of their employment. For each of the named executive officers, our Board of Directors approved the initial employment agreement and the terms negotiated at the time of the individual’s employment, and considered the specific circumstances of both the individual executive’s position and expected duties and the company’s goals in hiring and retaining that executive.  On April 28, 2007, Messrs. Smith and Robert entered into amended and restated employment agreements setting forth the equity compensation granted to them in connection with our initial public offering.  Each of our named executive officers entered into their initial employment agreement prior to our initial public offering and prior to the formation of our compensation committee.

Our Board of Directors formally established a compensation committee in 2007 in connection with the completion of our initial public offering to both administer our then-existing employment agreements and executive compensation plans, and to make compensation-related decisions regarding our executive officers, including the named executive officers, on a going forward basis.  The compensation committee employed Longnecker & Associates (“Longnecker”) in November of 2008 to provide it with assistance in collecting and analyzing market data that would be relevant in both determining whether existing compensation policies were competitive within our industry, and in making future compensation decisions for our named executive officers and directors. Longnecker provided an update to their report in October 2009.

On February 8, 2010, after considering current market conditions, the executives’ current level of compensation, the recommendations of our chief executive officer (with respect to the compensation of Mr. Robert) and the recommendations of the October 2009 Longnecker report, our Board of Directors entered into second amended and restated employment agreements with Messrs. Smith and Robert, each effective January 1, 2010.

As reflected by (i) our executive’s initial employment agreements, (ii) the amended and restated employment agreements of Messrs. Smith and Robert, (iii) the second amended and restated employment agreements of Messrs. Smith and Robert, and (iv) our executive compensation plans, our primary goal with respect to executive compensation has been to attract and retain the most talented and dedicated executives possible. Beginning with the second amended and restated employment agreements entered into with Messrs. Smith and Robert on February 8, 2010 (each effective January 1, 2010), we have linked annual cash incentives to the achievement of specified performance objectives in an effort to align executives’ incentives with creation of unitholder value, as measured by our ability to (i) generate stable cash flows allowing us to make quarterly cash distributions to our unitholders and over time to increase our quarterly cash distributions and (ii) increase the market value of our units.  To evaluate the achievement of these goals, the annual bonus is composed of two company performance elements, absolute target distribution growth and relative unit performance to a specified peer group, as well as a third discretionary element to be determined by our Board of Directors.  The annual bonus will not require a minimum payout, but the maximum payout may not exceed two times such executive officer’s base salary.

Our compensation committee evaluates individual executive performance with a goal of setting compensation levels it believes are at or near the 75th percentile of executives in other companies of similar size and stage of development engaged in the acquisition and development of mature, long-lived natural gas and oil properties while also considering our relative performance and our own strategic goals.

The Compensation Committee

The compensation committee of our Board of Directors has overall responsibility for the approval, evaluation and oversight of all our compensation plans, policies and programs. The primary purpose of the compensation committee is to assist the Board of Directors in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the compensation committee are (i) to establish our goals, objectives and policies relevant to the compensation of senior management, and evaluate performance in light of those goals to determine compensation levels, (ii) to approve and administer our incentive compensation plans, (iii) to set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and the performance of our company and its senior management and employees, and (iv) prepare and review appropriate disclosures relating to compensation. The compensation committee also has responsibility for evaluating and making a recommendation to our Board of Directors regarding compensation for service on our Board of Directors.

The Compensation-Setting Process

Executive Employment Agreements. Our current named executive officers received initial employment agreements prior to the establishment of the compensation committee, and thus prior to our current compensation-setting process.  The employment agreements and compensation terms for each of our executive officers were generally established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P.  Mr. Smith was our initial executive officer, and at the time of his hire date, Mr. Smith and Majeed S. Nami, as our sole owner at the time, negotiated Mr. Smith’s compensation package.  Mr. Smith and Mr. Nami also negotiated the compensation package of a potential Chief Financial Officer, and the aggregate amount of equity grants to be made to all of management, which consisted of the 420,000 Class B units issued prior to the completion of our initial public offering.  Mr. Robert was hired in January 2007 and his employment agreement and compensation terms ultimately consisted of the terms previously negotiated between Mr. Smith and Mr. Nami in respect of the Chief Financial Officer.  Mr. Pence was hired after the Restructuring Plan, and his employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time.

Second Amended and Restated Employment Agreements.  The initial terms under the amended and restated employment agreements of Messrs. Smith and Robert expired on December 31, 2009.  After considering the recommendations for executive compensation as contained in Longnecker’s executive compensation review from October 2009, our compensation committee recommended to our Board of Directors that we enter into a second amended and restated employment agreements with each of Messrs. Smith and Robert, which we entered into on February 8, 2010, effective January 1, 2010.  In addition to the annual bonuses based on the achievement of specified performance objectives discussed above, the second amended and restated agreements increased the base salaries of Messrs. Smith and Robert to $295,000 and $275,000 per year, respectively, awarded each executive 15,000 restricted units pursuant to our LTIP and provided for an annual grant of 15,000 phantom units to be granted pursuant to our LTIP.  The term of the second amended and restated employment agreements will continue until January 1, 2013, with subsequent one year renewals in the event that neither we nor the executives have given notice to the other parties that these employment agreements should not be extended.

The restricted unit agreements are subject to a restricted period of three years.  One-third of the aggregate number of the units will vest on each one-year anniversary of the date of grant so long as the Executive remains continuously employed with the Company.  In the event the executives are terminated without cause, or the executive resigns for good reason (as defined in the second amended and restated agreements), or the executive is terminated due to his death or disability (as defined in the second amended and restated agreements), all unvested outstanding restricted units shall receive accelerated vesting.  In the event that the executive is terminated for cause, all restricted units, whether vested or unvested, will be forfeited.  Upon the occurrence of a change of control, (as defined in our LTIP), all unvested outstanding restricted units shall receive accelerated vesting.

The phantom units are also subject to a three year vesting period, although the vesting is not pro-rata, but a one-time event which shall occur on the third anniversary of the date of grant so long as the executive officer remains continuously employed with the Company during such time. The phantom units are accompanied by dividend equivalent rights, which entitle the executives to receive the value of any dividends made by us on our units generally with respect to the number of phantom shares that executive received pursuant to this grant.  In the event the executive is terminated for cause (as defined in the second amended and restated agreements), all phantom units, whether vested or unvested, will be forfeited.  The phantom units, once vested, shall be settled upon the earlier to occur of (a) the occurrence of a change of control, (as defined in our LTIP), or (b) the executive’s separation from service (as defined in section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).

Both the restricted units and the phantom units will be subject to all the terms and conditions of our LTIP as well as the individual award agreements which govern the equity-based compensation awards.  Neither the restricted units nor the phantom units are transferable other than by will or the laws of descent and distribution.  We will withhold from the settlement or payment of the awards, as applicable, any amounts or shares of units necessary to satisfy our withholding obligations.

In the event of a change of control (as defined in our LTIP), the second amended and restated agreements will provide a change in control payment to each of the executives in the amount of two times their then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000.  Any outstanding restricted units or phantom units held by the executives at the time of the change of control shall be accelerated and settled according to the terms of our LTIP and any applicable individual award agreement.   In the event such a change of control payment creates an excise tax for either of the executives pursuant to section 4999 of the Code, the executives will receive a gross-up payment in an amount necessary to cover the additional excise taxes, though such a gross-up will not apply to any Federal, state or local taxes that were imposed upon the change of control payment that originally gave rise to the excise taxes.

The second amended and restated agreements contain the same non-competition, non-solicitation and confidentiality provisions as the executives’ original employment agreements, as well as continue to require the executives to sign a release in our favor prior to receiving any severance payments pursuant to the second amended and restated agreements.  Severance payments pursuant to the executives’ termination for reasons other than cause also remain consistent with the original employment agreements.

Compensation Committee Meetings.  Our compensation committee meets annually in the fourth quarter and in the following first quarter of each fiscal year and also holds additional meetings as required to carry out its duties. The chairman of the compensation committee works with our Chief Executive Officer to establish each meeting agenda.

The compensation committee has established an annual process for establishing executive compensation. At the compensation committee’s annual fourth quarter meeting, a determination is made of base salaries for the succeeding calendar year. At each following regular first quarter meeting, the compensation committee considers equity awards, either in the form of restricted unit grants, phantom unit grants, unit option awards or any combination thereof under the Company’s LTIP, for the previous year based upon the achievement of individual and company financial objectives.

In October 2009, our compensation consultant, Longnecker, delivered an updated analysis of our executive compensation policies to our compensation committee and in November 2009, the compensation committee met to discuss the executive compensation review. The compensation committee determined to review the total compensation package of Messrs. Smith and Robert including the development of a new set of incentives in order to prepare new employee agreements as the terms under their employment agreements were set to expire on December 31, 2009.

The compensation committee met several times in late 2009 and early 2010 in accordance with our compensation-setting procedures.  In February, the compensation committee met and determined, in an executive session without management present, that, after considering current market conditions, the executives’ current level of compensation, the recommendations of our Chief Executive Officer (other than to his own compensation) and the recommendations for executive compensation as contained in Longnecker’s executive compensation review from October 2009, we should enter into second amended and restated employment agreements with Messrs. Smith and Robert.

Under the terms of the second amended and restated employment agreements, Mr. Smith’s base salary was increased from $225,000 to $295,000 and Mr. Robert’s base salary was increased from $225,000 to $275,000.  Additionally, each of the agreements provide for a grant of 15,000 restricted units, an annual grant of 15,000 phantom units and an annual bonus based on the achievement of specified performance objectives, as discussed above.  The second amended and restated employment agreements are intended to bring our named executive officers’ total compensation packages in line with the 75th percentile of comparable executives at other companies within our peer group.

The compensation committee typically meets in the presence of our Chief Executive Officer and our Chief Financial Officer. Depending upon the agenda for a particular meeting, the compensation committee may also invite other directors to participate in compensation committee meetings. The compensation committee also meets in executive session without management. The chairman of the compensation committee works with our Chief Executive Officer to assemble meeting materials, which are distributed to compensation committee members for review in advance of each meeting.

Role of Executive Officers.  Except with respect to his own compensation, our Chief Executive Officer, with advice from our other executive officers as appropriate, plays a significant role in the compensation committee’s establishment of compensation levels for our executive officers. The most significant aspects of his role in the process are:

•	evaluating performance; and

•	recommending base salary levels and LTIP awards.

With respect to compensation for all other named executive officers, the compensation committee meets with our Chief Executive Officer outside the presence of all our other executive officers.  The compensation committee meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

Role of Compensation Consultant.  The compensation committee has chosen to employ Longnecker as its compensation consultant since the year ended December 31, 2008.  Longnecker conducts an annual competitive market analysis of our top three executives’ total compensation packages (our named executive officers), and provides their independent, third-party executive compensation review concluding with analyses and recommendations for our existing compensation programs.  The compensation committee instructs Longnecker to assess the competitiveness of our current compensation programs compared to peer companies within the energy industry with annual revenue levels and market capitalization similar to ours.  Longnecker conducted its review by gathering compensation data from peer company proxy statements as well as public and private salary surveys.  The peer companies (the “Peer Group”) chosen by Longnecker for its October 2009 analysis were:

•	Abraxas Petroleum Corp.

•	Breitburn Energy Partners L.P.

•	Brigham Exploration Company

•	Carrizo Oil & Gas, Inc.

•	Encore Energy Partners LP

•	EV Energy Partners LP

•	GeoResources Inc.

•	Hiland Partners, LP

•	Legacy Reserves, LP

•	Quest Energy Partners

Elements of Compensation

Historically, we have determined that our executives’ compensation should consist of following elements:

Base Salary.  Base salaries established for our named executive officers were generally established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P.  We used the compensation packages of the executive officers of these companies as a starting point for our negotiations when the initial employment agreements for our officers were entered into.  Following Longnecker’s assistance in gathering information on comparable companies for these purposes, the compensation committee uses the Peer Group for base salary comparisons until such time as our Board of Directors, the compensation committee or its independent consultant determines that the Peer Group is no longer an appropriate benchmark for such comparisons or that the companies included in the Peer Group need to be altered.

Incentive Compensation and LTIP Awards.  We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of unit-based awards. We adopted the LTIP prior to the consummation of our initial public offering, which permits the grant of our units, unit options, restricted units, phantom units and unit appreciation rights.  Through the year ended December 31, 2009, only unit options, restricted units and phantom units have been granted under the LTIP. The compensation committee has the authority under the LTIP to award incentive compensation to our executive officers in such amounts and on such terms as the compensation committee determines in its sole discretion.

Incentive compensation is intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives.  In 2009, we did not maintain any incentive compensation plans based on pre-defined performance criteria other than those established under the grant of the phantom units. Beginning with the second amended and restated employment agreements entered into with Messrs. Smith and Robert on February 8, 2010, we have linked annual cash incentives to the achievement of specified performance objectives in an effort to align executives’ incentives with creation of unitholder value, as measured by our ability to (i) generate stable cash flows allowing us to make quarterly cash distributions to our unitholders and over time to increase our quarterly cash distributions and (ii) increase the market value of our units.  To evaluate the achievement of these goals, the annual bonus is composed of two company performance elements, absolute target distribution growth and relative unit performance to a specified peer group, as well as a third discretionary element to be determined by our Board of Directors.  The annual bonus will not require a minimum payout, but the maximum payout may not exceed two times such executive officer’s base salary.

We expect that the compensation committee may implement and maintain other plans that are based on achieving financial and operational goals and for achieving individual annual performance objectives in the future.  Performance objectives are expected to vary depending on the individual executive, but are expected to relate generally to strategic factors such as expansion of our operations and to financial factors such as improving our results of operations and increasing our quarterly cash distributions. We expect such performance targets will include increases in our quarterly cash distributions to our unitholders, proved reserves and production. The actual amount of incentive compensation for each year will be determined following a review of each executive’s individual performance and contribution to our strategic goals conducted during the first quarter of the following year.

Additional Equity Compensation Grants.   Pursuant to the terms of their initial employment agreements, Messrs. Smith and Robert were entitled to receive annual grants of phantom units in amounts equal to 1.0% of our units outstanding at that time.  These grants were intended to reward these individuals for their prior service with our company and their efforts in connection with our initial public offering, to encourage performance following our initial public offering, and to align the interests of management with those of our unitholders.  Specific information and restrictions relating to these grants is contained in the Narrative Disclosure to the 2009 Summary Compensation Table.

According to the terms of their second amended and restated employment agreements entered into February 8, 2010, effective January 1, 2010, Messrs. Smith and Robert were each granted 15,000 restricted units and are entitled to receive an annual grant of 15,000 phantom unit pursuant to our LTIP.  These grants are intended to reward these individuals for their service with our company and to align the interest of management with those of our unitholders.

Other Compensation.  Our executive officers’ employment agreements provide the executive with certain other benefits, including reimbursement of business and entertainment expenses. Each executive is eligible to participate in all benefit plans and programs that are or in the future may be available to other executive employees of our company, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. The compensation committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites as it deems advisable. We believe that these benefits and perquisites are typically provided to senior executives of comparable companies in our industry.

2009 Executive Compensation Components

As described above, all of our named executive officers received most of their compensation for the year ended December 31, 2009 under written employment agreements that were negotiated in connection with their employment. In each of these instances, our sole owner or Board of Directors approved the employment agreements instead of the compensation committee, as all of the compensation decisions were made prior to our initial public offering and prior to the formation of our compensation committee. For the year ended December 31, 2009, the principal components of compensation for named executive officers were:

•	Short-term compensation:

•	base salary

•	distributions on restricted Class B units and phantom unit awards

•	Long-term equity compensation:

•	restricted Class B units

•	unit option grants

•	Retirement and other benefits.

Base Salary

We provide our named executive officers and other employees with a base salary to provide them with a reasonable base level of monthly income relative to their role and responsibilities they perform during the fiscal year. Base salaries paid to our named executive officers in 2009 were initially established on the date of hire by negotiation with the individual officer and available market data, as adjusted annually by our compensation committee.  Following the compensation committee’s meeting in February 2010, the base salaries of Messrs. Smith and Robert were increased from $225,000 to $295,000 and $225,000 to $275,000, respectively, on February 8, 2010 (effective January 1, 2010) and the base salary of Mr. Pence remained at $225,000.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of our executives are based on the compensation committee’s assessment of the individual’s performance. During its review of base salaries for executives, the compensation committee will primarily consider:

•	market data to be provided by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

The Longnecker executive compensation review conducted in October 2009 revealed that in comparison to executive base salaries at our Peer Group, our named executive officers were receiving a base salary that was, on average, approximately 69% of the base salaries of comparable executive officers at companies in the 75th percentile of our Peer Group and 83% of companies in the 50th percentile of our Peer Group.  Based on these findings, the compensation committee increased the base salaries for Messrs. Smith and Robert to bring them more closely in line with our Peer Group.

Quarterly Cash Distributions on Unvested Restricted Unit Awards and Payments on Phantom Unit Awards

Participants, including our named executive officers, who receive restricted unit grants or phantom units grants receive distributions paid on the units awarded, with the units being retained in our custody and subject to restrictions on sale or transfer until after termination of employment. Alternatively, participants may elect to defer all or any portion of this benefit in the form of units with restricted transferability. Each of our named executive officers received the following distributions on their unvested restricted units in 2009:

Name	2009 Distributions on Unvested Restricted Units(1)		2009 Payment on Phantom Units
Scott W. Smith	$240,000	(2)	$2,149,585	(4)
Richard A. Robert	$125,000	(2)	$2,149,585	(4)
Britt Pence	$100,000	(3)	—
__________
(1)	These amounts represent distributions received by executive officers on unvested Class B Units granted pursuant to their respective employment agreements.

(2)	The Class B Units held by Messrs. Smith and Robert vested on August 17, 2009.

(3)	The Class B Units held by Mr. Pence will vest on May 15, 2010.

(4)
Each phantom unit is the economic equivalent of 1% of the Company's total outstanding units on January 1, 2009, which was 121,459 units. Each phantom unit entitles the holder to participate in the appreciation of the price of the Company's common units to the extent that the December 31, 2009 common unit price exceeded 108% of the common unit price at January 1, 2009 (which was $5.90). Distributions paid on the common units during 2009 were considered in reaching the 108% hurdle rate.

Long-Term Incentive Compensation

Our LTIP was adopted to incentivize and reward employees, consultants and directors and employees of our’s and our affiliates who perform services for us.  The LTIP consists of: unit grants, unit options, restricted units, phantom units and unit appreciation rights. The LTIP limits the number of units that may be delivered pursuant to awards to an aggregate of 1,000,000 units. The plan is administered by the compensation committee of our Board of Directors.

The long-term incentive plan does not provide for formulaic or automatic grants of any awards. It is a traditional omnibus plan, i.e., one that permits the grant of various types of awards (units, options, appreciation rights, restricted units and phantom units) as determined by our compensation committee, in its sole discretion. The LTIP is designed to give the compensation committee the maximum flexibility in determining when to grant awards, to whom awards will be granted, the type and amount of awards and the general terms (vesting, performance criteria and other matters) of each award. Awards may vary between individuals, between classes of individuals, by year or on any other basis the compensation committee determines to be appropriate.

The only limitations on the compensation committee’s discretion with respect to grants are, in general, (i) no more than 1,000,000 units may be delivered pursuant to awards granted under the LTIP, of which no more than 500,000 may be delivered with respect to restricted unit grants, and the minimum exercise price for options and appreciation rights may not be less than the closing sales price of a unit on the date of grant and (ii) awards may be granted to any of our directors, employees or consultants or any of our affiliates. Like most companies, the compensation committee has decided that it will use the services of a compensation consultant in determining which individuals who perform services (directly or indirectly) for our benefit will receive awards, the type of award or awards, the amount and the performance and vesting terms of such awards. It is anticipated that awards will be made only once a year to employees, in general.

Our Board of Directors and the compensation committee of the Board of Directors have the right to alter or amend the LTIP or any part of the plan from time to time, including increasing the number of units that may be granted, subject to Unitholder approval as required by the exchange upon which the units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant.

Subject to applicable law or NYSE rules, our Board of Directors may at any time amend or terminate the LTIP without Unitholder approval. The compensation committee may amend or terminate any outstanding award without approval of the participant; however, no such amendment or termination may be made that would otherwise adversely impact a participant, without the consent of the participant.

In keeping with our philosophy that compensation should incentivize executives and create long-term value for our Unitholders, we currently provide the majority of our named executive officer’s compensation in the form of long-term incentive compensation.  The Longnecker executive compensation report conducted in October 2009 showed that, on average, the long-term compensation of our executive officers for 2009 was 153% higher than the 75th percentile of our Peer Group; however, in combination with base salaries that were below the 75th percentile and the absence of any bonus compensation, the total compensation packages for our named executive officers were only, on average, 30% higher than the 75th percentile of our Peer Group.

While our compensation committee determined that a large amount of “at-risk” compensation is appropriate to retain and motivate our named executive officers in providing future services to us, they have recognized that our historical mix of compensation components, established through employment agreements put in place before our initial public offering and the establishment of our compensation committee, was somewhat anomalous in comparison to our Peer Group.  In an effort to re-align the mix of compensation components, at its meeting in February 2010 our compensation committee (i) increased the base salaries of Messrs. Smith and Robert to $295,000 and $275,000, respectively, (ii) decreased the amount of long-term compensation for Messrs. Smith and Robert by reducing the annual grant of phantom units to Messrs. Smith and Robert to 15,000 per year, and (iii) granted Messrs. Smith and Robert 15,000 restricted units each.

Unit Grants

A unit grant is a unit that is vested immediately upon issuance. In the future, the compensation committee may determine to make grants under the plan to employees and members of our Board of Directors.

Restricted Unit Awards

A restricted unit is a unit that vests over a period of time and that during such time is subject to forfeiture. In the future, the compensation committee may determine to make grants of restricted units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine appropriate at that time. The compensation committee will determine the period over which restricted units (and distributions related to such units) granted will vest.  The compensation committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of our company, as defined in the LTIP, unless provided otherwise by the compensation committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s restricted units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered as restricted units may be units issued by us, units acquired by us in the open market, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon the grant of the restricted units, the total number of units outstanding will increase.

Unit Option Awards

A unit option is a right to purchase a unit at a specified price. The LTIP permits the grant of options covering units. In the future, the compensation committee may determine to make grants under the LTIP to employees, consultants and members of our Board of Directors containing such terms as the compensation committee shall determine. Unit options will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the compensation committee, although vesting may accelerate upon the achievement of specified financial objectives. In addition, the unit options will become exercisable upon a change in control of our company, unless provided otherwise by the compensation committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit options will be automatically forfeited unless, and to the extent, the option agreement or the compensation committee provides otherwise.

Upon exercise of a unit option (or a unit appreciation right settled in units), we will issue new units, acquire units on the open market or directly from any person or use any combination of the foregoing, in the compensation committee’s discretion. If we issue new units upon exercise of the unit options (or a unit appreciation right settled in units), the total number of units outstanding will increase.

Phantom Units

A phantom unit entitles the grantee to receive, upon the vesting of the phantom unit, cash equivalent to the value of the phantom unit or, in the discretion of the grantee, the number of common units equal to the value of the phantom unit. In the future, the compensation committee may determine to make additional grants of phantom units under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. The compensation committee will determine the period over which future grants of phantom units granted to employees, consultants and members of our Board of Directors will vest. The compensation committee may base its determination upon the achievement of specified financial objectives. In addition, the phantom units will vest upon a change of control of our company, unless provided otherwise by the committee.

If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s phantom units will be automatically forfeited unless, and to the extent, the compensation committee or the terms of the award agreement provide otherwise. Units to be delivered upon the vesting of phantom units may be units issued by us, units acquired by us in the open market, units acquired by us from any other person or any combination of the foregoing. If we issue new units upon vesting of the phantom units, the total number of units outstanding will increase. The compensation committee, in its discretion, may grant tandem distribution equivalent rights with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on units while the phantom units are outstanding.

Unit Appreciation Rights

The LTIP will permit the grant of unit appreciation rights. A unit appreciation right is an award that, upon exercise, entitles the participant to receive all or part of the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in units, cash or a combination thereof, as determined by the compensation committee in its discretion. Initially, we do not expect to grant unit appreciation rights under our LTIP. In the future, the compensation committee may determine to make grants of unit appreciation rights under the plan to employees, consultants and directors containing such terms as the compensation committee shall determine. Unit appreciation rights will have an exercise price that will not be less than the fair market value of the units on the date of grant. In general, unit appreciation rights granted will become exercisable over a period determined by the compensation committee. In addition, the unit appreciation rights will become exercisable upon a change of control of our company, unless provided otherwise by the committee. If a grantee’s employment, consulting relationship or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit appreciation rights will be automatically forfeited unless, and to the extent, the grant agreement or compensation committee provides otherwise.

Class B Units

We established a series of Class B units for issuance to management pursuant to our Class B unit plan. We issued 240,000 Class B units and 125,000 Class B units to Messrs. Smith and Robert, respectively in April 2007 and issued 50,000 Class B units to Britt Pence and 5,000 units to Patty Avila-Eady on August 15, 2007. There are an additional 40,000 Class B units available to be issued in the future, though no Class B units were awarded to any executive during the 2009 year and we do not expect to grant any additional Class B units in the future. The Class B units have substantially the same rights as the common units and, upon vesting, will become convertible at the election of the holder into common units. Unless the context otherwise requires, all references to our “common units” or our “units” refer collectively to our common units and our Class B units, each representing a membership interest in us.

Retirement and Other Benefits

Termination Arrangements and Change in Control Provisions

We maintain employment and other compensatory agreements with our named executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this Proxy Statement; please read the “Narrative Disclosure to Summary Compensation Table.” These agreements provide for severance compensation to be paid under certain conditions, such as following a change in control, involuntary termination, termination by us “without cause,” death or disability, each as defined in the applicable agreement.

The employment and other compensatory agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:

•
Change in Control.  In certain scenarios, the potential for merger or being acquired may be in the best interests of our Unitholders. As a result, we provide severance compensation to certain executive following a change in control transaction to promote the ability of the officer to act in the best interests of our Unitholders even though his or her employment could be terminated as a result of the transaction.

•
Termination Without Cause.  If we terminate the employment of certain executive officers “without cause” as defined in the applicable agreement, we are obligated to pay the officer certain compensation and other benefits as described in greater detail in “Potential Payments upon Termination or Change in Control” below. We believe these payments are appropriate because the terminated officer is bound by confidentiality, nonsolicitation and non-compete provisions for one year after termination. Both parties have mutually agreed to severance terms that would be in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in the best interests of the company and its Unitholders.

Perquisites

We believe in a simple, straight-forward compensation program and as such, named executive officers are not provided unique perquisites or other personal benefits. The compensation committee periodically reviews the use of potential perquisites that could result in personal benefits to our named executive officers. Consistent with the compensation committee’s strategy, no perquisites or other personal benefits have or are expected to exceed $10,000 annually for any of our named executive officers.

Retirement Savings Plan

All employees, including our named executive officers may participate in our Retirement Savings Plan, or 401(k) Plan. We provide this plan to help our employees save for retirement in a tax-efficient manner. Each employee may currently make pre-tax contributions of up to $16,500 of their base salary if they are under 50 years old and $22,000 of their base salary if they are over 50 years old. We are making “safe harbor” contributions to the 401(k) Plan equaling 4% of compensation (subject to certain adjustments) for each eligible employee, including the named executive officers (up to a maximum amount of $9,800 for 2010). As contributions are made throughout the year, plan participants become fully vested in the amounts contributed.  All amounts that we have contributed to the 401(k) Plan on behalf of our named executive officers are disclosed in the “Summary Compensation Table.”

Nondiscriminatory Health and Welfare Benefits

All eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Tax and Accounting Implications

Accounting for Unit-Based Compensation

We account for unit-based payments for all awards under our LTIP in accordance with the requirements of FASB Statement 123(R). The compensation committee reviews the FAS 123(R) grant date value in connection with granting equity awards.

Tax Considerations of Executive Compensation

With respect to Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations that accompany it, the deductibility of compensation paid to named executive officers may be limited in certain circumstances.  Section 162(m) of the Code prevents us from deducting compensation over the amount of $1,000,000 for certain of our named executive officers, unless the compensation qualifies as “performance-based compensation” under the Code section and its regulations.  We have determined that it is in our best interest and the interest of our Unitholders to comply with the limitations of Section 162(m) of the Code where practicable; however, the compensation committee has determined that it is also necessary to retain flexibility, notwithstanding statutory and regulatory restrictions, in negotiating and implementing our compensation programs, and not all compensation elements will be designed to comply with Section 162(m) of the Code.

Section 409A of the Code governs the payment of deferred compensation.  Failure to comply with the requirements of Section 409A of the Code can result in an additional 20% excise tax on noncompliant payments to executives, and we have taken precautions to design both our executive employment agreements and the LTIP to comply with the payment restrictions of Section 409A of the Code or the regulations thereunder.

Unit Ownership Guidelines

We believe that broad-based unit ownership by our employees, including our named executive officers, is the most effective method to deliver superior unitholder returns by increasing the alignment between the interests of our employees and our unitholders. We do not, however, have a formal requirement for unit ownership by any group of employees or directors.

Report of the Compensation Committee

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

John R. McGoldrick, Chairman

Loren Singletary

Bruce W. McCullough

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

2009 Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our one other most highly compensated executive officer for the fiscal years ended December 31, 2009, 2008 and 2007 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Unit Awards (1) (2) (3)	Option Awards	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Scott W. Smith President, Chief Executive Officer and Director	2007	$200,000	—	$1,296,000	—	—	—	$1,496,000
	2008	$216,667	—	$1,851,429	—	—	$7,292	$2,075,388
	2009	$225,000	—	$1,172,571	—	$2,149,585	$9,188	$3,556,344
Richard A. Robert Executive Vice President, Chief Financial Officer and Secretary	2007	$200,000	—	$675,000	$52,270	—	—	$927,270
	2008	$216,667	—	$964,285	—	—	$8,333	$1,189,285
	2009	$225,000	—	$610,714	—	$2,149,585	$9,750	$2,995,049
Britt Pence Vice President of Engineering	2007(5)	$125,618	—	$129,545	$39,202	—	—	$294,395
	2008	$216,667	—	$345,455	—	—	$7,891	$570,013
	2009	$225,000	$37,500	$345,455	—	—	$8,250	$616,205
__________
(1)
The amounts in these columns reflect the non-cash compensation recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007, 2008 and 2009 in accordance with FAS 123(R) of awards granted pursuant to the LTIP and the Class B Units Plan and only include amounts from awards granted during 2007.  No awards were made in 2008 or in 2009 for Messrs. Smith and Robert.  Mr. Pence was granted 6,000 restricted common units on April 1, 2009.  Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	Distributions paid during 2007, 2008 and 2009 on issued, but unvested Class B units pursuant to the unit awards are not shown in this table.

(3)
The amounts in these columns reflect the amount paid on the phantom units granted in 2009 to Messrs. Smith and Robert pursuant to their respective employment agreements.  The 2009 phantom units were granted on January 1, 2009 in an amount equal to 1% of our common units outstanding on January 1, 2009. The distribution amount paid in either cash or units on these phantom units was in an amount equal to the appreciation in value of our common units, from the date of the grant until the determination date (December 31, 2009), plus cash distributions paid on such common units, less an 8% hurdle rate.  Messrs. Smith and Robert each settled the phantom units for 19,480 common units and $1,719,661 in cash.

(4)	Amount shown for each Named Executive Officer includes matching contributions to the Company’s 401(k) Plan. The 401(k) Plan was not in place for the fiscal year ended December 31, 2007.

(5)	Mr. Pence began his employment on May 15, 2007 and therefore compensation amounts reflected in the table for 2007 only reflect compensation from May 15, 2007 through December 31, 2007.

Narrative Disclosure to the 2009 Summary Compensation Table

The employment agreements and compensation terms in place for each of our executive officers during the year ended December 31, 2009 were generally established on the dates of hire by negotiation with the individual officer and by comparison to the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. Mr. Smith was our initial executive officer, and at the time of his hire date, Mr. Smith and Majeed S. Nami, as our sole owner at the time, negotiated Mr. Smith’s compensation package, the compensation package of a potential Chief Financial Officer, and the aggregate amount of equity grants to be made to all of management, which consists of the 420,000 Class B units issued prior to the completion of this offering and the 40,000 common units to be issued to employees and/or directors following the completion of this offering. Mr. Robert was hired in January 2007 and his employment agreement and compensation terms ultimately consisted of the terms previously negotiated between Mr. Smith and Mr. Nami in respect of the Chief Financial Officer. Mr. Pence was hired after the Restructuring Plan, and his employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time.

Because of their different positions and responsibilities and dates of hire, our executive officers did not each receive the same compensation terms. For example, Mr. Smith received more Class B units than Messrs. Robert and Pence because of his responsibilities as our President and Chief Executive Officer, and Mr. Robert received more Class B units than Mr. Pence because of his responsibilities as our Executive Vice President and Chief Financial Officer. Further, Messrs. Smith and Robert were employees at the time of and assisted with the completion of the Restructuring Plan. In addition, Messrs. Smith and Robert each received an annual grant of phantom units in an amount equal to 1.0% of the outstanding units because of their positions and responsibilities as well as their length of employment.

Scott W. Smith.  Following our initial public offering, we entered into an employment agreement with Scott W. Smith, who serves as our President, Chief Executive Officer and Director. Mr. Nami, as our sole owner at the time we hired Mr. Smith, determined the amount of executive compensation to be paid to Mr. Smith. When negotiating the terms of Mr. Smith’s compensation, Mr. Nami and Mr. Smith considered the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. The initial term of Mr. Smith’s employment agreement expired on December 31, 2009. The compensation consisted of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as are standard in the industry. Pursuant to this employment agreement, Mr. Smith received an annual grant of a phantom unit equal to 1.0% of the units outstanding at the time of each grant and we incurred the cost of said grants. The 2009 phantom unit was granted on January 1, 2009 and, pursuant to the employment agreement, in an amount equal to 1.0% of our units outstanding on January 1, 2009. The amount paid in either cash or units on a phantom unit was in an amount equal to the appreciation in value of the unit, if any, from the date of the grant until the determination date (the end of our fiscal year), plus cash distributions paid on the units underlying the phantom unit, less an 8% hurdle rate. As the value of our common units on December 31, 2009 was above 108% of the value of our common units on January 1, 2009, Mr. Smith settled the phantom unit for 19,480 common units and $1,719,661 in cash.

The employment agreement was amended in April 2007 for purposes of establishing the form of management equity compensation and to reduce the vesting period of such equity compensation from three to two years. The purpose of the reduction in vesting terms was to adjust for the amount of time that we expected to lapse prior to the completion of our initial public offering, and such reduction was the only change in compensation to Mr. Smith.

Richard A. Robert.  Following our initial public offering, we entered into an employment agreement with Richard A. Robert, who serves as our Executive Vice President, Chief Financial Officer and Secretary. Mr. Robert’s employment agreement was negotiated between Mr. Robert and Mr. Smith and was approved by Mr. Nami, as our sole owner. When negotiating the terms of Mr. Robert’s compensation, Mr. Nami, Mr. Smith and Mr. Robert considered the compensation packages of similarly positioned officers of other companies in our industry, such as Linn Energy, LLC and Breitburn Energy Partners, L.P. The initial term of Mr. Robert’s employment agreement expired on December 31, 2009. The compensation consisted of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as are standard in the industry. In addition, upon the completion of our initial public offering, Mr. Robert received options to purchase 100,000 units at the initial public offering price. The term of these options is five years. Pursuant to this employment agreement, Mr. Robert received an annual grant of a phantom unit equal to 1.0% of the units outstanding at the time of each grant and we incurred the cost of said grants. The 2009 phantom unit was granted on January 1, 2009 and, pursuant to the employment agreement, in an amount equal to 1.0% of our units outstanding on January 1, 2009. The amount paid in either cash or units on a phantom unit was in an amount equal to the appreciation in value of the unit, if any, from the date of the grant until the determination date (the end of our fiscal year), plus cash distributions paid on the units underlying the phantom unit, less an 8% hurdle rate. As the value of our common units on December 31, 2009 was above 108% of the value of our common units on January 1, 2009, Mr. Robert settled the phantom unit for 19,480 common units and $1,719,661 in cash.

The employment agreement was amended in April 2007 for purposes of establishing the form of management equity compensation and to reduce the vesting period of such equity compensation from three to two years. The purpose of the reduction in vesting terms was to adjust for the amount of time that we expected to lapse prior to the completion of our initial public offering, and such reduction was the only change in compensation to Mr. Robert.

Britt Pence.  We have entered into an employment agreement with Britt Pence, who serves as our Vice President of Engineering. Mr. Pence’s employment agreement was negotiated between Mr. Pence and Mr. Smith and approved by the members of our Board of Directors in place at that time. The agreement is for a three year term and will renew each year thereafter for a one year term unless cancelled by either party upon 90 days’ prior written notice. The compensation consists of a base salary of $225,000 per year, subject to increases as determined to be appropriate by our Board of Directors, and health and other benefits as are standard in the industry. In addition, upon the completion of our initial public offering, Mr. Pence received options to purchase 75,000 units at the initial public offering price. The term of these options is five years.

Grants of Plan Based Awards

The following table sets forth the grants of unit options, restricted units and Class B units we have made under our LTIP or our Class B unit plan to the named executive officers for the year ended December 31, 2009.

Name	Grant Date	All Other Unit Awards; Number of Shares of Unit or Units (#)	Grant Date Fair Value of Unit Awards ($) (1)
Britt Pence	4/1/2009	6,000	$55,200
______
(1)
The amount shown in this column represents the full grant date fair value for such award under FAS 123(R). Assumptions used in the calculation of this amount is included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference. The full grant fair value is the amount we expense in our financial statements over the award’s vesting period.

Outstanding Equity Awards at December 31, 2009

	Option Awards			Unit Awards
Name	Units Underlying Unexercised Exercisable Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Unvested Restricted Common Units and Class B Units		Market Value of Unvested Restricted Class B Units ($)(3)
Richard A. Robert	100,000	$19.00	10/29/2012	—		—
Britt Pence	75,000	$19.00	10/29/2012	50,000	(2)	$1,103,500
______
(1)	Options expire five years from date of grant.

(2)	Consists of 50,000 Class B units that will vest on May 15, 2010.

(3)	Based on the closing sales price of our common units on December 31, 2009 of $22.07.

None of our named executive officers exercised any unit options during 2009.  Messrs. Smith and Robert had 240,000 and 125,000 Class B units, respectively, vest during the year ended December 31, 2009.

Pension Benefits

We do not provide pension benefits for our named executive officers or other employees. Retirement benefits are provided through the Retirement Savings Opportunity, as discussed previously.

Non-Qualified Deferred Compensation

We do not have a non-qualified deferred compensation plan and as such, no compensation has been deferred by our named executive officers or our other employees. The Savings Plan is a 401(k) deferred compensation arrangement and a qualified plan under section 401(a) of the Internal Revenue Code (the “Code”).

Potential Payments upon Termination or Change of Control

The executive officers’ employment agreements, including the second amended and restated employment agreements of Messrs. Smith and Robert, provide for substantially similar events which may trigger termination of employment and payments upon such termination. Messrs. Smith and Robert’s employment agreements contained substantially similar events triggering termination of employment prior to their second amendment and restatement.

Trigger Events.  An executive officer’s employment agreement will terminate upon the executive’s death or upon the executive’s disability, which is defined as his becoming unable to substantially perform his duties as an employee as a result of sickness or injury, and shall have remained unable to perform any such duties for a period of more than 180 consecutive days in any 12-month period.

We, by action of our Board of Directors, may also terminate at any time an employment agreement with an executive officer for “cause”, which means: (1) the executive officer’s commission of theft, embezzlement, any other act of dishonesty relating to his employment with us or any willful and material violation of any law, rules or regulation applicable to us, including, but not limited to, those laws, rules or regulations established by the SEC, or any self-regulatory organization having jurisdiction or authority over the executive officer or us, (2) the executive officer’s conviction of, or plea of guilty or nolo contendere to, any felony or of any other crime involving fraud, dishonesty or moral turpitude, (3) a determination by the Board of Directors that the executive officer has materially breached the employment agreement (other than during any period of disability) where such breach is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the manner in which the Board of Directors believes the executive officer has so breached, or (4) the executive officer’s willful and continued failure to perform his reasonable and customary duties pursuant to his position with us which such failure is not remedied within 10 days after written demand by the Board of Directors for substantial performance is actually received by the executive officer which specifically identifies the nature of such failure. We also may terminate at any time an employment agreement for any other reason, in the sole discretion of our Board of Directors.

The executive may terminate his employment agreement for “good reason,” which means: (1) the assignment to the executive officer of duties and responsibilities that are materially inconsistent with those normally associated with his position excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice given by the executive officer, (2) a material reduction in the executive officer’s base salary, (3) the executive officer’s removal from his position as stated in his employment agreement, other than for Cause or by death or disability, (4) the relocation of the executive officer’s principal place of business to a location 50 or more miles from its location as of the effective date of his employment agreement without the executive officer’s written consent, (5) a breach by us of his employment agreement, which materially adversely affects the executive officer, and the breach is not cured within 20 days after the executive officer provides written notice to us which identifies in reasonable detail the nature of the breach, and (6) our failure to make any payment to the executive officer as required to be made under the terms of his employment agreement, and the breach is not cured within 20 days after the executive officer provides written notice to us which provides in reasonable detail the nature of the payment. Finally, the executive officer may terminate his employment agreement for any other reason, in his sole discretion.

Payments Made upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

•	earned, but unpaid base salary;

•	non-equity incentive compensation earned during the fiscal year;

•	unused vacation pay; and

•	amounts contributed and vested through our Savings Plan.

Termination Due to Disability.  If the executive officer’s employment is terminated due to his disability, the executive will be entitled to receive on the date of termination (1) all accrued but unpaid base salary, (2) a prorated amount of the executive officer’s base salary for accrued but unused vacation days, and (3) reimbursements for any reasonable and necessary business expenses incurred by the executive officer prior to the date of termination of his employment agreement in connection with his duties (such amounts are collectively referred to as accrued compensation and reimbursements) and (4) a payment equal to the executive officer’s base salary for 12 months. Additionally, any unvested Class B units held by the executive officer will become fully vested and unrestricted. Messrs. Smith and Robert’s employment agreements contain substantially similar benefits upon termination due to disability following their second amendment and restatement.

Termination Due to Death.  If the executive officer’s employment is terminated due to his death, the executive, his beneficiary or his estate, as applicable, will be entitled to receive on the date of termination (1) accrued compensation and reimbursements, (2) a payment equal to the executive officer’s base salary for 12 months and (3) amounts payable in either cash or units on any phantom units outstanding at the time of the termination, including amounts payable on any unvested phantom units previously granted to the executive officer that will vest upon such termination.  Additionally, any unvested Class B units held by the executive officer will become fully vested and unrestricted. Messrs. Smith and Robert’s employment agreements contain substantially similar benefits upon termination due to death following their second amendment and restatement.

Termination for Good Reason.  If the executive terminates his employment for good reason (as defined above), we shall pay the executive officer (1) his accrued compensation and reimbursements plus (2) a payment equal to the greater of the executive’s base salary for 36 months and the remaining duration of the employment period.  Additionally, any unvested Class B units held by the executive officer will become fully vested and unrestricted. Messrs. Smith and Robert’s employment agreements contain substantially similar benefits upon termination for good reason following their second amendment and restatement.

Termination Without Cause.  If the executive is terminated without cause during the term of the agreement, we shall pay the executive officer (1) his accrued compensation and reimbursements plus (2) a payment equal to the greater of the executive’s base salary for 36 months or the remaining duration of the employment period plus (3) amounts payable in either cash or units on any phantom units outstanding at the time of the termination, including amounts payable on any unvested phantom units previously granted to the executive officer that will vest upon such termination.  Additionally, any unvested Class B units held by the executive officer will become fully vested and unrestricted. Messrs. Smith and Robert’s employment agreements contain substantially similar benefits upon termination without cause following their second amendment and restatement.

Termination for Cause or Other Than for Good Reason.  Upon termination for cause or by the executive other than for good reason (each as defined above), the executive officer is only entitled to accrued compensation and reimbursements. Additionally, any unvested Class B units held by the executive officer will be forfeited to the Company. Messrs. Smith and Robert’s employment agreements contain substantially similar benefits upon termination for cause following their second amendment and restatement.

Payments Made upon a Change of Control.

Change of Control.  Under Mr. Pence’s current employment agreement, the event of a change of control will entitle the executive officer to a lump sum severance payment of three year’s base salary. Additionally, any unvested Class B units held by such executive officer will become fully vested and unrestricted. Messrs. Smith and Robert’s employment agreements contained substantially similar benefits upon the event of a change of control prior to their second amendment and restatement.

Under Messrs. Smith and Robert’s second amended and restated employment agreements, the event of a change of control will entitle each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000.  Additionally, any outstanding restricted units or phantom units held by such executive officers at the time of the change of control shall be accelerated and settled according to the terms of the LTIP and any applicable individual award agreement.

Estimated Payments to Executives.  Assuming that each executive was terminated under each of the above circumstances on December 31, 2009 and the value of each restricted unit is equal to $22.07 per unit, the closing price of our units on December 31, 2009, payments and benefits owed to such executives would have an estimated value as set forth in the tables below.

Scott W. Smith	Cash Severance		Value of Accelerated Equity Awards
Without Cause or for Good Reason	$675,000		—
Change in Control	$675,000	(1)	—
Death	$225,000		—
Disability	$225,000		—
Non-renewal of Agreement	—		—
Other	—		—
______
(1)
Beginning in 2010, under Messrs. Smith and Robert’s second amended and restated employment agreements, the event of a change of control will entitle each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.

Richard A. Robert	Cash Severance		Value of Accelerated Equity Awards
Without Cause or for Good Reason	$675,000		—
Change in Control	$675,000	(1)	—
Death	$225,000		—
Disability	$225,000		—
Non-renewal of Agreement	—		—
Other	—		—
______
(1)
Beginning in 2010, under Messrs. Smith and Robert’s second amended and restated employment agreements, the event of a change of control will entitle each executive officer to a lump sum severance payment of two times such executive officer’s then-current base salary and annual bonus, and the value of any restricted unit awards that became vested in the year immediately prior to the change of control, although this payment is capped at $2,000,000 despite the value of the individual components for that year.

Britt Pence	Cash Severance	Value of Accelerated Equity Awards
Without Cause or for Good Reason	$675,000	$1,235,920
Change in Control	$675,000	$1,235,920
Death	$225,000	$1,235,920
Disability	$225,000	$1,235,920
Non-renewal of Agreement	—	—
Other	—	—

Non-Competition Provisions

Each executive’s employment agreement contains non-competition provisions. If an executive’s termination is as a result of the executive’s voluntary termination or termination by us for “cause,” for a period of one year from the date of termination, the executive will not, directly or indirectly:

•	engage in any capacity (i) in any business directly competitive with the business in which we are engaged or (ii) with an entity that is otherwise directly competitive with us;

•
perform for any entity engaged in any business directly competitive with the business in which we are engaged any duty the executive has performed for us that involved the executive’s access to, or knowledge of, our confidential information;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation;

•
induce or attempt to induce any of our customers, suppliers, licensees or other business relations with whom the executive had direct business contact in dealings in the course of his employment with us to cease doing business with us or in any way interfere with the relationship between us and any such customer, supplier, licensee or business relation; or

•	solicit with the purpose of hiring or hire any person who is or, within 180 days after such person ceased to be our employee, was our employee.

Following an executive’s termination as a result of an executive’s voluntary termination or termination by us for “cause,” the executive may have investments in securities which are issued by an entity involved in or conducting business that is directly competitive with our business, provided that the executive, directly or indirectly, does not own more than 5% of the outstanding equity or voting securities of such an entity. The executive is also not prohibited from owning an interest in any entity which conducts business that is directly competitive with our business if such interest was owned when the executive’s employment agreement was entered into.

Director Compensation

We use a combination of cash and unit-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of our Board of Directors.

Each independent member of our Board of Directors received restricted common units upon becoming a director. The amount of cash compensation paid to the independent members of our Board of Directors is $10,000 per quarter and an additional $2,500 per quarter for the chairman of the audit committee. For 2009, the independent members of our Board of Directors also received an equity grant of 5,000 common units. Beginning in 2010, each independent member of our Board of Directors will receive an annual equity grant of common units per year valued at $85,000 at the time of such grant for his service as a member of our Board of Directors.  In addition, each member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.  Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law and as provided in our limited liability company agreement.

Beginning in 2010, Mr. Wagene will receive an amount of cash compensation equal to $7,500 per year and an annual equity grant of an amount of common units per year valued at $63,750 at the time of such grant for his service as a member of our Board of Directors.

Longnecker conducted a review of our director compensation practices at the same time that it conducted our executive compensation practice review.  Again using the Peer Group as a comparison, Longnecker presented the compensation committee with market data regarding annual retainers, equity compensation awards and meeting fees.  In February 2010, after considering the Longnecker report, the compensation committee determined that the annual equity grant given to each independent member of our Board of Directors should equal an amount of common units per year valued at $85,000 at the time of such grant in order to make our director compensation package more comparable to that of the director compensation practices of the Peer Group.

2009 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to independent directors for the fiscal year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash	Unit Awards ($)(2)	Total ($)
W. Richard Anderson	$50,000	$44,900	$94,900
John R. McGoldrick	$40,000	$44,900	$84,900
Bruce W. McCullough	$40,000	$44,900	$84,900
Loren Singletary	$40,000	$44,900	$84,900
______
(1)
Messrs. Wagene and Smith and Thomas Blake, who resigned as a member of our board of directors on February 27, 2009, are not included in this table as they are not independent directors and thus receive no compensation for their services as directors.  However, beginning in 2010, Mr. Wagene will receive an amount of cash compensation equal to $7,500 per year and an annual equity grant of an amount of common units per year valued at $63,750 at the time of such grant.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009 in accordance with FAS 123(R) and includes amounts from awards granted in 2007, 2008 and 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our units by:

•	each Unitholder known by us to be a beneficial owner of more than 5% of our outstanding units;

•	each of our directors and named executive officers; and

•	our directors and executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of total units beneficially owned is based on 18,416,173 common units outstanding and 420,000 Class B units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of all of our directors and executive officers is c/o Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Ownership amounts are as of March 12, 2010.

Name of Beneficial Owner	Common Units Beneficially Owned		Class B Units Beneficially Owned (1)		Total Units Beneficially Owned
	Number	Percentage	Number	Percentage	Number	Percentage
Nami Capital Partners, LLC (2)(4)(5)	711,430	3.9%	—	—	711,430	3.8%
Majeed S. Nami (2)(4)(5)	1,772,985	9.6%	—	—	1,772,985	9.4%
Majeed S. Nami Personal Endowment (2)(3)(5)	971,555	5.3%	—	—	971,555	5.2%
Majeed S. Nami Irrevocable Trust (2)(3)	1,107,015	6.0%	—	—	1,107,015	5.9%
Segundo Navarro Drilling, Ltd.(6)	1,350,873	7.3%	—	—	1,350,873	7.2%
Scott W. Smith (7)	28,980	*	240,000	57.1%	268,980	1.4%
Richard A. Robert (7)	47,080	*	125,000	29.8%	172,080	*
Britt Pence (7)	22,000	*	50,000	11.9%	72,000	*
Lasse Wagene (8)	85,000	*	—	—	85,000	*
W. Richard Anderson (9)	12,720	*	—	—	12,720	*
John R. McGoldrick (9)	12,720	*	—	—	12,720	*
Bruce W. McCullough (9)	7,720	*	—	—	7,720	*
Loren Singletary (9)	15,720	*	—	—	15,720	*
All directors and executive officers as a group (8 persons)	231,940	1.3%	415,000	98.8%	646,940	3.4%
__________
*	Less than 1%.

(1)	There are an additional 40,000 Class B units available to be issued in the future.

(2)
Nami Capital Partners, LLC, Mr. Majeed S. Nami, the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust can each be contacted at the following address: 104 Nami Plz #1, London, Kentucky 40741.

(3)	Ms. Ariana Nami, the daughter of Mr. Majeed S. Nami, is the trustee of the Majeed S. Nami Personal Endowment and the Majeed S. Nami Irrevocable Trust.

(4)	Mr. Majeed S. Nami is the sole member of Nami Capital Partners, LLC.

(5)	Mr. Majeed S. Nami may be deemed to beneficially own the units held by Nami Capital Partners, LLC and the Majeed S. Nami Personal Endowment.

(6)	Segundo Navarro Drilling, Ltd. can be contacted at the following address: 10101 Reunion Pl. #1000, San Antonio, Texas 78216.

(7)
Comprised of 240,000 Class B units that have been issued to Scott W. Smith, our President, Chief Executive Officer and Director, 125,000 Class B units that have been issued to Richard A. Robert, our Executive Vice President and Chief Financial Officer, 50,000 Class B units that have been issued to Britt Pence, our Vice President of Engineering, 28,980 common units purchased by Scott W. Smith, 47,080 common units purchased by Richard A. Robert and 9,500 common units purchased by Britt Pence. The Class B units have substantially the same rights as the common units and, upon vesting, will become convertible into common units at the election of the holder.

(8)	Mr. Wagene may be deemed to beneficially own the 85,000 units held by Arcturus Holdings, LLC.

(9)
Includes 2,720 unvested restricted common units awards issued to each of the independent directors on January 4, 2010. The units will vest one year from the date of issuance to the directors, January 4, 2011.

PROPOSAL NO. 2: RATIFICATION OF BDO SEIDMAN, LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Vote Required; Recommendation of the Board of Directors

Approval of the proposal to ratify BDO Seidman, LLP as our independent registered public accounting firm for the year 2010 requires the affirmative vote of a majority of the votes cast by holders of our units present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

Unitholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required by our limited liability company agreement or otherwise. We are submitting the selection of BDO Seidman, LLP to Unitholders for ratification as a matter of good corporate practice. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the audit committee will reconsider its selection of auditor. We are advised that no member of BDO Seidman, LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of BDO Seidman, LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

On October 14, 2008, the Audit Committee engaged BDO Seidman, LLP to be our independent registered public accounting firm to audit our financial statements beginning with the fiscal year ended December 31, 2008.

Audit Fees.  Audit Fees represent fees for professional services provided by our principal accountant in connection with the audit of our annual financial statements and of management’s assessment and the effectiveness of internal control over financial reporting included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and other statutory or regulatory filings.  For the year ended December 31, 2009, we paid BDO Seidman, LLP Audit Fees in the amount of $300,746.  For the year ended December 31, 2008, we paid BDO Seidman, LLP Audit Fees in the amount of $342,200 and UHY LLP, our previous independent registered public accounting firm, Audit Fees in the amount of $100,681.

Audit-Related Fees.  Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance by our principal accountant of the audit or review of our financial statements that are not Audit Fees.  There were no Audit-Related fees for the years ended December 31, 2009, 2008 or 2007.

Tax Fees.  Tax Fees include professional services performed by our principal accountant for tax compliance, tax advice and tax planning. There were no Tax Fees for the years ended December 31, 2009, 2008 or 2007.

All Other Fees.  All Other Fees includes the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no Other Fees for the years ended December 31, 2009 and December 31, 2008, or 2007.

Audit Committee Pre-Approval Policies and Practices

Our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. In 2009, the audit committee adopted an audit and non-audit services pre-approval policy, which set forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved.

Pursuant to the policy, the chairman of the audit committee will be delegated the authority to specifically pre-approve services, which pre-approval will subsequently be reviewed with the committee.

SUBMISSION OF UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR NEXT YEAR

Proposals for 2011 Annual Meeting

For inclusion in next year’s proxy statement, any Unitholder who desires to include a proposal in the proxy statement for the 2011 Annual Meeting must deliver it so that it is received on or before December 26, 2010.

For presentation at the next Annual Meeting of Unitholders, pursuant to our limited liability company agreement, any Unitholder who wants to present a proposal at the 2011 Annual Meeting must deliver it so it is received on or before December 26, 2010, but not earlier than November 26, 2010. However, if the date of the 2011 Annual Meeting is changed so that it is more than 30 days earlier or more than 30 days later than May 11, 2011, any such proposals must be delivered not more than 120 days prior to the 2011 Annual Meeting and not less than the later of (1) 90 days prior to the 2011 Annual Meeting or (2) 10 days following the day on which we first publicly announce the date of the 2011 Annual Meeting.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a Unitholder must meet in order to have a proposal included in our proxy statement under the rules of the SEC.

Any proposals must be sent, in writing, to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. Proposals will not be accepted by facsimile.

Nominations for 2011 Annual Meeting and for Any Special Meeting

Pursuant to Section 11.13(a) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at an Annual Meeting of Unitholders only (a) by or at the direction of our Board of Directors or (b) by any Unitholder of our company: (i) who is entitled to vote at the meeting or (ii) who was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one director, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units). All nominations, other than those made by or at the direction of our Board of Directors, must be made pursuant to timely notice in writing to our Secretary. With respect to director elections held at our annual meetings, our limited liability company agreement provides that to be timely, a Unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting.  For a nomination of any person for election to our Board of Directors to be considered at the 2011 Annual Meeting of Unitholders, it must be properly submitted to our Secretary at 5847 San Felipe, Suite 3000, Houston, Texas 77057, no later than December 26, 2010, but not earlier than November 26, 2010.  Our limited liability company agreement also provides that Unitholder nominations of persons for election to our Board of Directors may be made at a special meeting of Unitholders at which directors are to be elected pursuant to our notice of meeting provided Unitholder notice of the nomination is timely. To be timely, a Unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

A Unitholder’s notice to our Secretary must set forth (a) as to each person whom the Unitholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such Unitholder and such beneficial owner, and (iii) whether either such Unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

2009 Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the written request of such person addressed to our Secretary at Vanguard Natural Resources, LLC, 5847 San Felipe, Suite 3000, Houston, Texas 77057. It can also be found on our website at www.vnrllc.com.

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

VANGUARD NATURAL RESOURCES, LLC

BROKER
LOGO
HERE

Return Address Line 1
Return Address Line 2
Return Address Line 3
51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 12, 2010
Date: May 11, 2010 **Time:** 10:30 AM CDT
Location: Royal Oaks Country Club
2910 Royal Oaks
Country Club Drive
Houston, Texas 77082

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000054754_1 R2.09.05.010

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Combined Document

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

0000054754_2 R2.09.05.010

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 W. Richard Anderson 02 Loren Singletary 03 Bruce W. McCullough 04 John R. McGoldrick 05 Lasse Wagene
06 Scott W. Smith

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

0000054754_3 R2.09.05.010

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

0000054754_4 R2.09.05.010

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence